UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: February 17, 2016

(Date of earliest event reported)

A.M. CASTLE & CO.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220

Oak Brook, IL 60523

(Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 8.01	Other Events.

On February 22, 2016, A.M. Castle & Co. (the “Company” or “Castle”) announced that, on February 17, 2016, it closed a transaction with Triple-S Tube Supply, LP and Triple-S Tube Supply ULC (collectively, “Triple-S Tube Supply”) for the sale of inventory from Castle’s Edmonton and Houston facilities that primarily service the oil and gas industries. Net cash proceeds of the transaction are expected to be approximately $27.5 million, with ninety percent (90%) of the gross consideration paid at closing, and the remainder, subject to certain adjustments, payable by December 31, 2016. Net proceeds will be used to reduce borrowings outstanding under the Company’s revolving credit facility.

As a part of the transaction, Triple-S Tube Supply will also purchase the trade name rights to the Tube Supply brand. Castle will assist Triple-S Tube Supply in the transferring of the inventory from the facilities scheduled to be completed by December 31, 2016. Triple-S Tube Supply will provide its own sales staff and administrative support. Castle will transfer some of its employees from the Houston and Edmonton facilities to other Company locations, and other employees will be encouraged to join Triple-S Tube Supply.

The Company is currently evaluating the accounting implications of the transaction, which is expected to result in certain charges and/or write-downs of assets associated with the sale of inventory and closing of these facilities.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by A.M. Castle & Co. on February 22, 2016.

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that the Company expects to achieve from recently announced corporate initiatives, including facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and restructuring activities, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete our strategic refinancing process, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

February 23, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by A.M. Castle & Co. on February 22, 2016.

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